Exhibit 23

THE CHUBB CORPORATION

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the incorporation by reference in the Registration Statements (Form S-3: No. 333-67445, No. 333-74912, No. 333-101460, No. 333-104310, and Form S-8: No. 33-29185, No. 33-30020, No. 33-49230, No. 33-49232, No. 333-09273, No. 333-09275, No. 333-58157, No. 333-67347, No. 333-36530 No. 333-85462, No. 333-90140, No. 333-117120 and Post-Effective Amendment No. 2 to Form S-4 on Form S-8 No. 333-73073) of The Chubb Corporation and in the related Prospectuses of our reports dated March 9, 2005, with respect to the consolidated financial statements and schedules of The Chubb Corporation, The Chubb Corporation’s management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of The Chubb Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2004.

/S/ ERNST & YOUNG LLP

New York, New York
March 9, 2005